Exhibit (p)(13)

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

CODE OF ETHICS

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

I.	INTRODUCTION

Aegon USA Investment Management, LLC (“AUIM”) is a registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). In recent years, the personal securities practices of investment advisers have come under increased regulatory scrutiny by the Securities and Exchange Commission (“SEC”). Investment advisers and their personnel owe clients the highest duty of trust and fair dealing and must place their clients’ interests ahead of their own. Investment adviser personnel, when making investment decisions for themselves, may not place their personal interests ahead of the client’s interests. Accordingly, conflicts of interest can arise when certain investment adviser personnel (e.g., those who may have knowledge of impending client transactions) buy and sell securities for their personal accounts (“personal investment activities”). AUIM, as a registered investment adviser and an adviser to investment companies, is subject to the requirements relating to personal investment activities of both the Advisers Act and the Investment Company Act of 1940 (the “1940 Act”) and therefore adopted this code of ethics (the “Code”).

Rule 204A-1 under the Advisers Act requires registered investment advisers to adopt codes of ethics that set forth standards of conduct and require compliance with federal securities laws. Section 17(j) of the 1940 Act and Rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, including the company’s investment adviser. Rule 17j-1, in relevant part, (a) prohibits an investment adviser and its affiliated persons (e.g., officers, directors, employees) from engaging in fraudulent, deceptive or manipulative acts in connection with their personal transactions in securities held or to be acquired by the investment company, (b) requires the investment adviser to adopt a code of ethics reasonably designed to prevent their “access persons” (generally, personnel that are involved in the portfolio management process) from engaging in conduct prohibited by the rule, (c) requires the board of directors of investment companies to approve an adviser’s code of ethics before retaining the services of such adviser and to approve material changes to such code, (d) requires access persons to periodically report their securities holdings and personal securities transactions, (e) requires the investment adviser to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the code, and (f) requires the investment adviser to report annually to each board of directors issues arising under the code, including material violations and sanctions and to certify that the adviser has adopted procedures reasonably necessary to prevent access persons from violating the code.

In developing its Code under Rule 204A-1 and Rule 17j-1, AUIM has given considerable thought to developing a code that would not unnecessarily inhibit responsible personal investment by professional investment personnel. AUIM believes that personal investment experience over time can lead to better performance of the individual’s professional

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USA Investment Management, LLC

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investment responsibility. Accordingly, the Code is intended to permit personal investment subject to reasonable restrictions designed to address the concerns of possible conflicts of interests and to preclude any overreaching or violations of the federal securities laws.

You should note that this Code is applicable to all Supervised Persons of AUIM (as defined below), including employees and members of AUIM’s Board of Managers, unless otherwise indicated below. The Code addresses personal transactions in securities within the context of Rule 204A-1 under the Advisers Act and Section 17(j) and Rule 17j-1 of the 1940 Act. The Code does not encompass all possible areas of potential liability under the federal securities laws, including the 1940 Act and the Advisers Act. For instance, the federal securities laws preclude investors from trading on the basis of material, nonpublic information or communicating this information in breach of a fiduciary duty (“insider trading” or “tipping”). Other provisions of the 1940 Act also address transactions involving investment companies and their affiliated persons (such as, the investment adviser) which may involve fraud or raise other conflict issues. For example, Section 17(a) of the 1940 Act generally prohibits sales or purchases of securities or other property between a registered investment company and an affiliated person and Section 17(e) prohibits an affiliated person of a registered investment company, acting as agent, from receiving from any source any compensation (other than regular salary from the registered investment company) for the purchase or sale of any property to or for such company. Accordingly, persons covered by this Code are advised to seek advice before engaging in any transactions other than the regular performance of their normal business duties if the transaction directly or indirectly involves themselves and one or more of AUIM’s clients.

Any questions regarding this Code should be addressed to the Chief Compliance Officer.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

II.	DEFINITION OF TERMS

A. “Access Person” means any Supervised Person who has access to nonpublic information about clients’ purchase and sale of securities, is involved in making securities recommendation or has access to such recommendations. The scope of the term in an advisory organization will depend on the extent to which the adviser imposes information barriers on access to portfolio. Under the AUIM Code of Ethics Policy, all AUIM Supervised Persons are deemed to be Access Persons.

B. “Advisory Person” means (i) any employee of AUIM or of any company in a control relationship to AUIM, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to AUIM who obtains information concerning recommendations made to any client with regard to the purchase or sale of Covered Securities by the client.

C. “Approved Brokers” means the brokers approved by the Review Officer for electronic downloads to the personal trading database. A list of such brokers will be provided to Access Persons by the Review Officer from time to time and upon request.

D. “Approving Officer” means the Chief Investment Officer of AUIM or an individual designated by the Chief Investment Officer as an Approving Officer.

E. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

F. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

G. “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under

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this definition, beneficial ownership by a person includes securities held by members of a person’s immediate family sharing the same household, securities held in certain trusts, and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. A person will not be deemed to be the beneficial owner of securities held in the portfolio of a registered investment company solely by reason of his or her ownership of shares or units of such registered investment company.

H. “Chief Compliance Officer” shall mean the individual elected by AUIM’s Board of Managers as the Chief Compliance Officer for AUIM, as required by Rule 206(4)-7 of the Advisers Act.

I. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

J. “Covered Associate” shall mean any general partner, managing member or executive officer of AUIM, or other AUIM individual with a similar status or function; any AUIM employee who solicits a government entity for AUIM and any person who directly or indirectly supervises such employee; or any political action committee controlled by AUIM or any of AUIM’s Covered Associates.

K. “Covered Security” shall mean a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities) except that it shall not include direct obligations of the Government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; units of a unit investment trust (“UIT”) if such UIT invests exclusively in unaffiliated registered open-end investment companies; and shares issued by registered open-end investment companies that are money market funds or for which AUIM and its control affiliates do not act as investment adviser, subadviser or principal underwriter.

L. “Exchange Act” means the Securities Exchange Act of 1934.

M. “Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

N. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

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O. “Investment Company” means a company registered under the 1940 Act for which AUIM or a control affiliate is an investment adviser, sub-adviser or principal underwriter.

P. “Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

Q. “Risk and Control Committee” shall mean a committee responsible for the oversight of: risk management, regulatory compliance and general controls..

R. “Provider” means any person or entity that does, or may desire to do, business with AUIM or its clients, as more fully described in Section IV (A) (1).

S. “Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

T. “Request” means an advance written notice and request, as more fully described in Section IV (A) (3).

U. “Review Officer” shall mean the Chief Compliance Officer of AUIM or his or her designated representative.

V. “Security held or to be acquired” by a client means (a) any Covered Security which, within the most recent fifteen days (i) is or has been held by a client or (ii) is being or has been considered by a client or AUIM for purchase by the client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in (a) of this item U.

W. “Supervised Person” of AUIM means any partner, officer, director or other person occupying a similar status or performing similar functions, or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

III.	STATEMENT OF GENERAL PRINCIPLES

A. The Code is based on the principle that the officers, directors, and employees of AUIM owe a fiduciary duty to our clients. As fiduciaries, we owe our clients a duty of honesty, good faith, and fair dealing. In light of this fiduciary obligation, no Supervised Person shall:

1. Defraud any client in any manner;

2. Mislead any client, including by making a statement that omits material facts;

3. Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any client;

4. Engage in any manipulative practice with respect to any client; or

5. Engage in any manipulative practice with respect to securities, including price manipulation.

B. In addition to the above requirements, all Supervised Persons are also deemed to be Access Persons. Access Persons must conduct their personal securities transactions in a manner which does not violate the Federal Securities Laws, interfere with client portfolio transactions or otherwise take unfair advantage of their relationship to the clients. 1 The personal investment activities of Access Persons are subject to the following:

1. No Access Person shall enter into or engage in a securities transaction, business activity, or other relationship which may result in any financial or other conflict of interest between such person and any client;

2. No personal investment activities by an Access Person shall conflict with the duty to place the interests of clients before any personal interests;

3. Access Persons shall conduct all personal investment activities consistent with the requirements and standards set forth in this Code in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust;

[1]	Persons covered by this Code must adhere to its general principles as well as comply with the Code’s specific provisions. It bears emphasis that technical compliance with the Code’s procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual’s fiduciary duties to the clients or from liability for personal trading or other conduct that violates the Federal Securities Laws or a fiduciary duty to clients.

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USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

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4. No Access Person shall, directly or indirectly, take inappropriate advantage of his or her position with any client. This principle includes, but is not limited to, the following:

a. No Access Person in a fiduciary relationship with respect to a client shall profit, directly or indirectly, due to his or her position with respect to such client. A person who learns about any corporate opportunity due to his or her position may not take advantage of and profit from such corporate opportunity.

b. No Access Person shall accept any special favors, benefits or preferential treatment due to his or her fiduciary relationship with any client, except for the usual and ordinary benefits directly provided by AUIM.

c. No Access Person shall release any information regarding actual or contemplated securities transactions or holdings by any client or any actual or proposed client holding changes, except in the performance of employment duties, or in connection with any official report or disclosure which makes such information public knowledge.

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USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

IV.	RESTRICTIONS ON GIFTS, SERVICES, TRIPS, ENTERTAINMENT AND TRANSACTIONS; SERVICE ON BOARDS; OUTSIDE BUSINESS ACTIVITIES

A. Restrictions on Gifts, Services, Trips, Entertainment and Transactions Involving Non-Governmental Entities

Supervised Persons have an ethical and legal obligation to avoid situations in which a conflict of interest could arise, and to report potential conflicts and seek clarification when warranted. Acceptance or provision of gifts, services, trips, entertainment and other items of value and participation in personal or unrelated business transactions that create a conflict of interest with AUIM or its clients are prohibited.

The following rules, with exceptions noted, are to be followed:

1. Gifts and Other Items. Supervised Persons shall not accept from a Provider or provide to a client or prospective client, in whole or in part, any gift, service, entertainment, trip or other item in excess of One Hundred Dollars ($100) of value (other than a meal or occasional golf outing, in each case reasonably believed to be a normal and customary business activity).

2. Transactions. In addition to restrictions on personal investing applicable to Access Persons set forth in Section V of this Code of Ethics, Supervised Persons shall not otherwise engage in personal or unrelated business transactions with a Provider unless the Supervised Person has complied with subparagraph 3 below.

3. Exceptions and Compliance. If any gift, service, entertainment, trip, other item or transaction would violate subparagraphs 1 or 2 immediately above, a Supervised Person may submit, in advance, a Request to an Approving Officer. The Request shall contain: (a) a description of the circumstances under which an exception is requested; (b) an approximation of value of any gift, service or item to be received or provided; (c) a statement of any value paid for a partial gift or value paid or received with respect to a transaction; and (d) any other facts such Supervised Person deems relevant to the Request. In considering a submitted Request, an Approving Officer shall take into account customary business practices, value and other relevant circumstances in concluding that a conflict of interest is not created and a Request can be approved. The approval or denial of any Request shall be in writing and retained for file and audit purposes.

In accordance with Section VII of this Code of Ethics, violations of this provision shall be referred to the Risk and Control Committee to determine the appropriate sanction.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

B. Restrictions on Gifts, Services, Trips, Entertainment and Transactions Involving Governmental Entities

Advisers Act Rule 206(4)-5, (the “Pay to Play Rule”), prohibits AUIM from providing advisory services for compensation to a government client for two years after AUIM or its Covered Associates make contributions to certain elected officials or political candidates. In addition, the Pay to Play Rule also prohibits (a) the payment to third party solicitors unless they are registered broker dealers or registered investment advisers and (b) soliciting, coordinating, bundling or controlling political action committee contributions to certain officials where AUIM is providing or seeking government business. AUIM has adopted the Pay to Play Policy in order to prevent violations of the Pay to Play Rule. Covered Associates should refer to the Pay to Play Policy for further details regarding the policy requirements.

C. Service on Boards

Supervised Persons shall not serve on the boards of directors of publicly traded companies without prior written authorization from the Chief Compliance Officer, and in the case of the Chief Compliance Officer, the General Counsel. Supervised Persons may submit a request for authorization and such request shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of request. In granting such authorization, the Chief Compliance Officer or General Counsel, as applicable, shall determine that the board service would be consistent with the interests of AUIM’s clients and the pertinent company’s shareholders. If board service is authorized, the Chief Compliance Officer or General Counsel, as applicable, shall establish appropriate “Chinese Walls” or other procedures to isolate the person serving on the board from those making investment decisions as to securities of any such company.

D. Outside Business Activities

Consistent with their legal and ethical obligations to avoid conflicts of interest situations, Supervised Persons should refrain from engaging in outside business activities (“OBA”) that may conflict or appear to conflict with their duties to AUIM and AUIM’s clients. An OBA is any activity outside the scope of the relationship with AUIM. This includes securities related or non-securities related activities in which a Supervised Person of AUIM is employed by, and/or accepts compensation from (either directly or indirectly) an individual or entity (including non-profit). In addition, the Supervised Person will be required to report any OBA position with the title of Director / Trustee / Officer, even if the Supervised Person is not compensated.

Before engaging in any OBA, Supervised Persons are required to request and obtain written approval from their immediate supervisor and by the Chief Compliance Officer. In his/her discretion, the Chief Compliance Officer may submit such matters for consideration and action to the Risk and Control Committee. Compliance reserves the right of final review and approval or denial of all OBA requests.

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USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

OBA requests are to be submitted upon a form as prescribed by Compliance and, if approved, may be made subject to compliance with such conditions as the Chief Compliance Officer may determine to impose. Reliance upon approval will be conditioned upon the Supervised Person’s compliance with all such conditions as well as the furnishing of both (i) prompt written notice of any subsequent changes in the scope or other material circumstances regarding the OBA and (ii) formal annual certification of compliance with the terms of this policy and all applicable approval conditions.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

V.	RESTRICTIONS ON PERSONAL INVESTING

AUIM has adopted the following substantive restrictions to guard against the most likely cases in which conflicts occur:

A. Access Persons shall not purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (a) is being considered for purchase or sale by a client; or (b) is being purchased or sold by a client.

Without limiting the generality of the foregoing, if an Access Person purchased or sold the same Covered Security as a portfolio managed by AUIM within seven (7) calendar days before, the day of, and seven (7) calendar days after, then AUIM Compliance will verify the Access Person had no knowledge of AUIM’s trading activity in that Covered Security. In the event it is determined the Access Person did have prior knowledge, corrective actions or sanctions may be applied, including, but not limited to: letter of censure, disgorgement of profits, imposition of fines, restrictions on future personal trading, suspension, termination of employment or criminal referral of violator. Material violations will be referred to the US AAM Risk and Control Committee.

B. Access Persons shall not acquire directly or indirectly beneficial ownership in securities pursuant to an Initial Public Offering or Limited Offering (e.g., private placements), unless such person has received prior written approval from the Review Officer or Chief Compliance Officer as described in Section VI.

C. Supervised Persons shall not purchase or sell, directly or indirectly, Aegon N.V. securities, including debt instruments, or exercise Aegon N.V. stock options or stock appreciation rights during the designated Corporate Blackout Periods for Aegon N.V. Employee Stock Plans. Supervised Persons may, however, continue to participate in automatic investment plans related to Aegon N.V. stock during these periods, as long as the pre-set schedule or allocation is not overridden by the Supervised Person during the blackout period.

D. If an Access Person averages more than 20 personal transactions per broker per month, the Access Person should utilize only Approved Brokers for such transactions.

E. Access Persons are strongly discouraged from “day trading”, the practice of, on a regular basis, buying and selling financial instruments (e.g., stocks, currency, futures, options, etc.) within the space of a single day in order to make short-term profits.

Exempted Transactions. The restrictions on personal investing of Section V(A) shall not apply to:

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1. Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control.

2. Purchases or sales of securities which are nonvolitional on the part of either the Access Person or a client (e.g., purchases through dividend reinvestment plans, transactions in corporate mergers, stock splits, tender offers).

3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4. Purchases or sales which receive the prior approval of the Review Officer or in the case of the Review Officer, the Chief Compliance Officer, to exempt the transaction. The Review Officer or Chief Compliance Officer, as applicable, may grant an exception from certain provisions of the Code, as permitted by applicable law, only after careful consideration of the circumstances of the proposed transaction or activity, the potential conflicts it may raise, and whether it is consistent with the objectives and spirit of the Code.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

VI.	COMPLIANCE PROCEDURES

AUIM must not only adopt a Code, but also must implement and enforce its provisions effectively. Accordingly, AUIM has adopted the following compliance measures:

A.	Pre-clearance

Access Persons must receive prior written approval from the Review Officer, or in the case of the Review Officer, the Chief Compliance Officer, before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. A request for approval shall state the title and principal amount of the security proposed to be purchased, the price at which the transaction is to be effected, and the name of the broker, dealer or bank through whom the transaction is proposed to be effected. Any such approval shall be valid for five business days. In determining whether approval should be granted, the Review Officer or Chief Compliance Officer, as applicable, should, among other things, consider:

1. Whether the investment opportunity should be reserved for clients of AUIM; and

2. Whether the opportunity is being offered to an individual by virtue of his/her position with AUIM or AUIM’s relationship with a client.

In the event approval is granted, the Access Person must disclose the investment when he/she plays a role in any client’s, including an Investment Company’s, subsequent investment decision regarding the same issuer. In such circumstances, the decision to purchase or sell securities of the issuer will be subject to an independent review by authorized investment personnel with no personal interest in the issuer or another designee.

B.	Reporting Requirements

1. Initial Holdings Reports. Unless excepted by Subsection C of this Section VI, no later than ten (10) calendar days after the person becomes an Access Person, the Access Person must report to the Review Officer, or in the case of the Review Officer, the Chief Compliance Officer, the following information:

a. The title and type of security (and as applicable the exchange ticker symbol or CUSIP number), number of shares (for equity securities) and principal amount (for debt securities) of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of a date no more than 45 days prior to when the person became an Access Person;

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b. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of a date no more than 45 days prior to when the person became an Access Person; and

c. The date that the report is submitted by the Access Person.

2. Quarterly Transaction Reports. Unless excepted by Subsection C of this Section VI, no later than thirty days after the end of the calendar quarter, each Access Person must report to the Review Officer, or in the case of the Review Officer, the Chief Compliance Officer, the following information:

a. With respect to any transaction during the quarter in a Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security:

i. The date of the transaction, the title and type of security (and as applicable the exchange ticker symbol or CUSIP number), the interest rate and maturity date (if applicable), the number of shares (for equity securities) and the principal amount (for debt securities) of each Covered Security involved;

ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii. The price of the Covered Security at which the transaction was effected;

iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

v. The date that the report is submitted by the Access Person.

b. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

i. The name of the broker, dealer or bank with whom the Access Person established the account;

ii. The date the account was established; and

iii. The date that the report is submitted by the Access Person.

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3. Annual Holdings Report. Unless excepted by Subsection C of this Section VI, no later than ten days after January 31 of each year, each Access Person must report to the Review Officer, or in the case of the Review Officer, the Chief Compliance Officer, the following (which information must be current as of a date no more than 45 days before the report is submitted);

a. The title, number of shares (for equity securities) and principal amount (for debt securities) of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c. The date that the report is submitted by the Access Person.

4. Opening of Accounts, Confirmation of Securities Transactions and Periodic Brokerage Statements.

a. Every Access Person shall notify the Review Officer, or in the case of the Review Officer, the Chief Compliance Officer, in writing of the opening of any brokerage accounts. In addition, every Access Person shall direct his or her broker or brokers to supply to the Review Officer or the Chief Compliance Officer, as applicable, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts involving Covered Securities in which such Access Person acquires or foregoes direct or indirect beneficial ownership. If the Access Person anticipates averaging more than 20 personal transactions a month with such broker, then the broker can only be an Approved Broker.

b. Duplicate copies of confirmations of transactions and periodic statements for securities accounts that include all of the information required by Section VII (B.2.) may be submitted in lieu of the quarterly transaction reports required by Section VII (B.2.); provided, the Review Officer or Chief Compliance Officer, as applicable, receives such confirmations and statements no later than thirty days after the end of the applicable quarter.

c. Duplicate copies of year-end periodic statements for securities accounts that include all of the information required by Section VI (B.3.) may be

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submitted in lieu of the annual report required by Section VI (B.3.); provided, the Review Officer or Chief Compliance Officer, as applicable, receives such statements no later than ten days after January 31, and such statements must be current as of a date no more than 45 days before the report is submitted.

C.	Exceptions to Reporting Requirements

A person need not make a report under Section VI (B) of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control or transactions effected pursuant to an Automatic Investment Plan where the pre-set schedule or allocation has not been overridden by the Access Person.

D.	Certifications

1. Each new employee or Supervised Person will be given the Code upon becoming an employee or Supervised Person, and thereafter will receive any amendments thereto. Within ten(10) calendar days after such initial receipt of the Code or any distributions of amendments thereto, the employee or Supervised Person must file a report with the Review Officer or other designated person that he or she has read and understood the Code and understands that he or she is subject to the Code’s provisions.

2. All Supervised Persons will be required to certify on an annual basis that they: (a) have read and understood the Code, (b) recognize that they are subject to the Code, and (c) have complied with the requirements of the Code. In addition, all Access Persons will be required to certify on an annual basis that they have disclosed or reported all personal securities transactions required thereunder.

E.	Internal Reporting of Violations of the Code

All Supervised Persons covered by the Code are subject to a duty to report promptly any violations of the Code to AUIM’s Chief Compliance Officer. All reports of violations will be treated confidentially to the extent permitted by law and will be investigated promptly. Reports of violations may be made anonymously. Retaliation against any persons reporting a violation of the Code is strictly prohibited and is a violation of this Code which may result in the sanctions set forth in Section VII.

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F.	Monitoring Procedures

The Review Officer or other designated personnel will monitor the personal investment activities of Access Persons. The Review Officer or other designated persons shall review the reports and confirmations filed by each Access Person. The Chief Compliance Officer will monitor the personal investment activities and reporting of the Review Officer. In monitoring these transactions, the reviewer may also, among other things:

1. Compare preclearance logs for purchases of securities in Initial Public Reports and Limited Offerings and confirmation statements or other holdings reports for discrepancies;

2. Compare confirmation statements or other transaction or holdings reports with client transactions to determine if any potential conflict existed;

3. Compare annual reports of personal holdings with client transactions during the same 12-month period;

4. Notify immediately an employee of an apparent discrepancy or potential conflict, request a written explanation, report the apparent discrepancy or potential conflict to the Risk and Control Committee, and take corrective action if necessary;

5. Provide continuing education programs, as needed, to remind employees of the importance of the Code provisions and to provide a special opportunity to ask questions; and

6. Review the Code and the effectiveness of its implementation on an annual basis and update the Code and its procedures as necessary.

G.	Duties of the Review Officer(s) and Chief Compliance Officer

1. Review Reports. The Review Officer(s) of AUIM shall review the reports submitted under Section VI (B).

2. Notification of Reporting Obligation. The Review Officer(s) shall update personnel lists to include new Access Persons and Supervised Persons and shall notify those persons of their reporting obligations hereunder and to update the Review Officer or designee responsible to review reports, as well as ensure proper dissemination of this Code to all Supervised Persons, including any amendments to this Code.

3. Reporting to an Investment Company’s Board of Directors. The Chief Compliance Officer shall submit a copy of this Code for approval to the Board of Directors of each Investment Company to which AUIM acts as an investment adviser or sub-adviser in connection with its engagement as adviser, and shall promptly inform the Board of Directors in writing of any material amendments to this Code. The Board of Directors of any such investment companies must approve material changes to AUIM’s Code of Ethics within six months after the adoption of the material change. The Chief

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

Compliance Officer (with the assistance of AUIM’s legal counsel if necessary) shall prepare an annual written report to the Board of Directors of each Investment Company to which AUIM is an investment adviser or sub-adviser which shall:

a. Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

b. Describe any issues arising under the Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

c. Identify any recommended changes in existing restrictions or procedures based upon AUIM’s experience under its Code, evolving industry practices, or developments in laws or regulations; and

d. Certify that AUIM has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

4. The Review Officer(s) shall log all Code of Ethics violations in the Breaches Log. Any material violations shall be escalated to AUIM’s Chief Compliance Officer.

5. The Review Officer or his designee shall maintain all records required under Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12)-(13) under the Advisers Act for the periods required under these Rules.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

VII.	SANCTIONS

Upon discovering a violation of this Code, AUIM may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, disgorgement of profits obtained in connection with a violation, the imposition of fines, restrictions on future personal trading, suspension, termination of employment, or criminal referral of the violator. All material violations of this Code shall be referred to the Risk and Control Committee to determine the appropriate sanction. Other violations will be referred to the Risk and Control Committee at the discretion of the Chief Compliance Officer.

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

VIII.	MISCELLANEOUS

A. All reports of securities transactions, internal reporting of violations and any other information filed with AUIM pursuant to this Code shall be treated as confidential.

B. AUIM may from time to time adopt such interpretations of this Code, as it deems appropriate.

Effective:	February 1, 2005
Revised:	January 1, 2006
June 1, 2006
May 1, 2007
April 1, 2008
May 1, 2009
February 15, 2010
March 1, 2011
August 3, 2011
March 22, 2012
April 9, 2013
August 5, 2013
August 30, 2013
October 31, 2013